Exhibit 10.1
FORM OF
AMENDMENT TO [AMENDED AND RESTATED]
EMPLOYMENT AGREEMENT
          This Amendment (the “Amendment”) is made as of November ___, 2005 by Redwood Trust, Inc., a Maryland corporation (the “Company”), and the undersigned officer of the Company (the “Executive”).
          WHEREAS, the Company and the Executive are parties to the [Amended and Restated] Employment Agreement, dated as of                              , 200_  (the “Agreement”); and
          WHEREAS, the Company and the Executive wish to comply with the recently enacted Internal Revenue Code Section 409A deferred compensation rules that require certain separation from service payments to specified employees be made no earlier than the date that is six months after the date of the employee’s separation from service.
          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that, notwithstanding any provision of the Agreement to the contrary:
          (a) All severance payments provided under the Agreement in connection with the termination of the employment of the Executive shall be payable in an amount equal to 75% of such payments on the date that is six months after the termination date, and the remaining 25% shall be payable in six equal monthly installments beginning on the date that is seven months after the termination date and continuing on the same date of each of the five months thereafter.
          (b) All bonus payments provided under the Agreement in connection with the termination of the employment of the Executive shall be payable on the date that is six months after the termination date.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date set forth above.

EXECUTIVE

Name:

REDWOOD TRUST, INC.

By:

Name:
Title: